Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Abide Financial DRSP Limited	United Kingdom
Abide Financial Ltd	United Kingdom
Abide Financial Repository Limited	United Kingdom
Astley & Pearce Limited	United Kingdom
Board of Trade of the City of Chicago, Inc.	Delaware
BrokerTec Americas LLC	Delaware
BrokerTec Europe Limited	United Kingdom
BrokerTec Holdings Inc.	Delaware
BrokerTec Investments	United Kingdom
Capital Shipbrokers LLP	United Kingdom
Capital Shipbrokers Limited*	Hong Kong
Capital Shipbroking Limited	United Kingdom
C-B-T Corporation	Delaware
CFETS-NEX Markets Limited	Hong Kong
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Republic of Korea
Chicago Mercantile Exchange Luxembourg Holdings S.à.r.l.	Luxembourg
Chicago Mercantile Exchange Luxembourg S.à.r.l.	Luxembourg
CME Amsterdam B.V.	Netherlands
CME Benchmark Europe Limited*	United Kingdom
CME Clearing Europe Limited*	United Kingdom
CME Consulting (Beijing) Co. Ltd.	China
CME Digital Limited*	United Kingdom
CME Digital Vault Limited*	United Kingdom
CME Europe Limited*	United Kingdom
CME Finance Holdings Limited	United Kingdom
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings Pte. Ltd.	Singapore
CME Group Australia Pty Ltd	New South Wales
CME Group Benchmark Administration Limited	United Kingdom
CME Group Hong Kong Limited	Hong Kong
CME Group Index Services LLC	Delaware
CME Group International Market Data Limited*	United Kingdom
CME Group Japan Kabushiki Kaisha	Japan
CME Group Marketing Canada Inc.	British Columbia
CME Group Singapore Operations Pte. Ltd.	Singapore
CME Group Strategic Investments LLC	Delaware
CME India Holdings LLC	Delaware
CME India Technology and Support Services Private Limited	India
CME Investment Firm B.V.	Netherlands
CME London Limited	United Kingdom
CME Marketing Europe Limited*	United Kingdom
CME Operations Limited	United Kingdom

CME Platforms Inc.	Delaware
CME Shareholder Servicing LLC	Illinois
CME Swaps Marketplace Ltd.*	United Kingdom
CME Technology and Support Services Limited	United Kingdom
CME Trade Repository Limited	United Kingdom
CME Ventures LLC	Delaware
CMEF Luxembourg S.à.r.l.	Luxembourg
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Finance Holdings LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG México, S. de R.L. de C.V.	Mexico
CMEG NYMEX Holdings Inc.	Delaware
CMEG Strategic Sdn. Bhd.	Malaysia
CMESCC Inc.	Delaware
COMEX Clearing Association, Inc.	New York
Commodity Exchange, Inc.	New York
ConfirmHub, LLC	Delaware
EBO Investments Limited	Malta
EBS (Shanghai) Information Technology Co., Ltd.	China
EBS Dealing Resources International Limited	United Kingdom
EBS Dealing Resources Japan Limited	Japan
EBS Dealing Resources, Inc.	Delaware
EBS Financial Technologies Limited	Israel
EBS Group Limited	United Kingdom
EBS Investments	United Kingdom
EBS No. 2 Limited	United Kingdom
EBS Service Company Limited	Switzerland
Elysian Systems Limited	United Kingdom
Euclid Investment Holdings Inc	Delaware
Euclid Opportunities SA	Luxembourg
Garban Broking Services Limited	United Kingdom
Garban Harlow Resources Limited	United Kingdom
Globex Markets Ltd.*	United Kingdom
Godsell Astley & Pearce (Foreign Exchange) Limited	United Kingdom
Godsell Astley & Pearce (Holdings) Ltd	United Kingdom
Harlow Ueda Savage Limited	United Kingdom
Intercapital (Germany) GmbH	Germany
Intercapital (Hong Kong) Limited	Hong Kong
Intercapital Argentina S.A.	Argentina
Intercapital Capital Markets LLC	Delaware
Intercapital Lat Am Services S.A.	Argentina
Intercapital Limited	United Kingdom
Intercapital No. 1 Limited	United Kingdom
Intercapital No. 1 Pte. Ltd.	Singapore
Intercapital No. 2 Limited	United Kingdom

Intercapital No. 2 Pte. Ltd.	Singapore
Intercapital No. 3 Limited	United Kingdom
Intercapital Securities Inc	New York
Midhurst Chartering Limited	United Kingdom
Municipal Brokers Limited	United Kingdom
New York Mercantile Exchange, Inc.	Delaware
NEX Abide Trade Repository AB	Sweden
NEX Finance Limited	United Kingdom
NEX Group Holdings Limited	United Kingdom
NEX Group Investments, Inc.	Delaware
NEX Group Limited	United Kingdom
NEX International Investments Limited	United Kingdom
NEX International Limited	United Kingdom
NEX Markets Limited	United Kingdom
NEX Optimisation Limited	United Kingdom
NEX SEF Limited	United Kingdom
NEX Services Limited	United Kingdom
NEX Services North America LLC	Delaware
NEX Services Pte. Ltd	Singapore
Nexstep HK 2 Limited	Hong Kong
Nexstep HK 3 Limited	Hong Kong
Parthenon Ltd.	Bermuda
Pivot, Inc.	Delaware
Reset Holdings Private Limited	Singapore
Reset Private Limited	Singapore
Swapstream Limited*	United Kingdom
Traiana Limited	United Kingdom
Traiana Technologies Limited	Israel
Traiana, Inc.	Delaware
TriOptima AB	Sweden
TriOptima Asia Pacific Pte. Limited	Singapore
TriOptima Japan K.K.	Japan
TriOptima North America LLC	Delaware
TriOptima UK Limited	United Kingdom

*In liquidation.